SCHEDULE A
SCHEDULE OF PAYMENTS ON CORPORATE BOND TRACERS UNITS
The table below sets forth the anticipated Distribution Dates for the Corporate
Bond TRACERS Units and the anticipated distribution per Corporate Bond TRACERS
Unit on each Distribution Date. The schedule of payments will be amended upon the early redemption, repayment or Mandatory Liquidation of any Underlying Security. A
revised schedule of payments will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the
Trustee will provide notice of the change to holders of the Corporate Bond TRACERS.

As of December 26, 2006, the Unit Principal Balance of a Corporate Bond
TRACERS Unit is $960, the Moody's rating for the Corporate Bond TRACERS Units is
A3 and the S&P rating for the Corporate Bond TRACERS Units is BB+. There will not be any scheduled payment of principal until the Distribution Date following September
26, 2011, the earliest date upon which any of the Underlying Securities mature.

The amounts set forth under "Scheduled Trust Payments of Interest" below reflect the deduction for expenses of an amount equal to 0.063% of the Unit Principal Balance from each scheduled monthly payment from the Payment Counterparty to the Trust as described under "Description of Corporate Bond TRACERS Units--Expenses" in the
prospectus supplement.

Distribution Date
(1)
Scheduled
Trust
Payments of
Interest

Effective
Rate of
Interest
(2)
Scheduled
Payments of
Principal
Unit
Principal
Balance
(3)
Monthly on the 25
th
of
each month beginning
October 27, 2003 to and
including November 25,
2006

$4.350

5.220%

-

$1,000
December 26, 2006
$4.350
5.220%
$40
$1,000
January 25, 2007 to and
including September 26,
2011

$4.186

5.233%

-

$960
October 25, 2011
$4.186
5.233%
$40
$960
November 25, 2011 to and

including December 25,
2011
$3.949
5.150%
-
$920
January 25, 2012
$3.949
5.150%
$40
$920
February 27, 2012 to and
including June 25, 2012
$3.736
5.095%
-
$880
July 25, 2012
$3.736
5.095%
$40
$880
August 27, 2012
$3.553
5.076%
$40
$840
September 25, 2012
$3.362
5.042%
$120
$800
October 25, 2012
$2.768
4.884%
$120
$680
November 26, 2012
$2.266
4.856%
-
$560
December 26, 2012
$2.266
4.856%
$120
$560
January 25, 2013
$1.722
4.696%
$120
$440
February 25, 2013
$1.208
4.529%
$160
$320
March 25, 2013
$0.575
4.312%
$40
$160
April 25, 2013
$0.424
4.243%
-
$120
May 28, 2013
$0.424
4.243%
$80
$120
June 25, 2013
$0.154
4.627%
-
$40
July 25, 2013
$0.154
4.627%
$40
$40
_________________
(1) If any Distribution Date is not a Business Day, the payment will be made on the next succeeding Business Day.

(2) The October 27, 2003 Interest Payment will accrue from and including the
Settlement Date to but excluding October 27, 2003. The Effective Rate of Interest presented for each period is based on the applicable Unit Principal Balance and not on the issue price of the Corporate Bond TRACERS Units.

(3) The Unit Principal Balance is reduced following each scheduled payment of principal.